PTC Announces Strong Q4 Results, Initiates FY’12 Targets and Q1 Guidance

NEEDHAM, Mass.— October 26, 2011 -- PTC (Nasdaq: PMTC), The Product Development Company®, today reported results for its fourth fiscal quarter and year ended September 30, 2011.

Highlights

•	Q4 Results: Non-GAAP revenue of $341.3 million and non-GAAP EPS of $0.47
o	GAAP revenue of $339.4 million and GAAP EPS of $0.31
o	Revenue contribution from MKS, which PTC acquired on May 31, 2011, and 4CS Solutions, which PTC acquired on September 2, 2011, was $22.7 million on a non-GAAP basis and $20.8 million on a GAAP basis
o	MKS was $0.01 accretive to Q4 non-GAAP EPS results
o	Non-GAAP operating margin of 22.7%; GAAP operating margin of 15.1%
o	Relative to Q4 guidance assumptions, non-GAAP EPS was negatively impacted by $0.02 due to a higher-than-expected tax rate, other expense items and currency effects.

•	FY’11 Results: Non-GAAP revenue of $1,170 million and non-GAAP EPS of $1.26
o	GAAP revenue of $1,167 million and GAAP EPS of $0.71
o	Non-GAAP operating margin of 17.7% and GAAP operating margin of 10.0%

•	Q1 Guidance: Non-GAAP revenue of $305 to $320 million and non-GAAP EPS of $0.28 to $0.32
o	GAAP revenue of $303 to $318 million and GAAP EPS of $0.14 to $0.18
o	Assumes $1.40 USD / EURO, down from previous assumption of $1.45
o	Revenue guidance assumes approximately $20 million contribution from MKS and 4CS, including $2 million in non-GAAP revenue. 4CS is expected be $0.01 dilutive to non-GAAP EPS

•	FY’12 Targets: Non-GAAP revenue of $1,330 to $1,340 million and non-GAAP EPS of $1.48 to $1.52
o	Non-GAAP operating margin of approximately 18.5%
o	GAAP revenue of $1,327 to $1,337 million and GAAP EPS of $.94 to $.98; GAAP operating margin of approximately 12.0%
o	Revenue guidance assumes approximately $90 to $100 million contribution from MKS and 4CS, including $3 million in non-GAAP revenue
o	Assumes $1.40 USD / EURO, down from previous rate of $1.45 – negatively impacting annual revenue guidance by $15 million

The Q4 non-GAAP revenue results exclude a $1.9 million effect of purchase accounting on the fair value of the acquired deferred maintenance balance of MKS Inc. The Q4 non-GAAP EPS results exclude $12.9 million of stock-based compensation expense, $10.2 million of acquisition-related intangible asset amortization, $1.1 million of acquisition-related expense and $7.7 million of income tax adjustments.  The Q4 non-GAAP EPS results include a tax rate of 24% and 120 million diluted shares outstanding.  The Q4 GAAP EPS results include a tax rate of 21% and 120 million diluted shares outstanding.

Results Commentary
James Heppelmann, president and chief executive officer, commented, “PTC had a very strong finish to FY’11, with record Q4 non-GAAP revenue and non-GAAP EPS both exceeding the high-end of our guidance range.  Our license revenue of $111.0 million was up 25% on a year-over-year basis, driven by solid organic growth of 15% and better-than-expected performance from Integrity (MKS). In addition to continued momentum in our Desktop (MCAD) business, which experienced 17% year-over-year revenue growth, our Enterprise (PLM) business delivered very strong results with non-GAAP revenue up 39% year over year and 21% on an organic basis. We also continue to see robust adoption of our PLM solutions, as is reflected in our 20% and 30% year-over-year increases in organic maintenance and services revenue, respectively. Overall, we delivered 27% total non-GAAP revenue growth compared to the year ago period.”  On a constant currency basis, total non-GAAP revenue growth was 20% and license revenue growth was 18% when compared to Q4’10.

“Our momentum in the PLM market continued with the addition of 3 new strategically important ‘domino’ accounts during Q4,” Heppelmann continued.  “Since 2009, we have won 30 domino accounts, meeting the target we had set at the beginning of the year. Dominoes represent the largest of many competitive displacement opportunities, and we believe they demonstrate that PTC is gaining share and becoming recognized as the industry leader for both our technology and product development process expertise.”

Heppelmann added, “We had 30 large deals (recognized license + services revenue of more than $1 million) in Q4’11, capping off a strong year in which we had 103 large deals, up from 70 in FY’10. We believe this is an indicator of the strength of our pipeline for business opportunities with new and existing customers.  During the quarter we recognized revenue from leading organizations such as Caterpillar, SMS Siemag, Webasto and ZF Friedrichshafen.”

Jeff Glidden, chief financial officer, commented, “From a profitability standpoint we had a very strong quarter; we delivered $0.47 non-GAAP EPS, this despite a $0.02 headwind due to higher taxes and other interest and expenses. Non-GAAP EPS was up 47% from $0.32 non-GAAP EPS in Q4’10.  We ended Q4 with $168 million of cash down from $261 million at the end of Q3, reflecting in part $50 million used to repay our revolving credit facility, $15 million for stock repurchases, and $15 million for the acquisition of 4CS.

Outlook Commentary
“Based on the market momentum we are seeing, the strength of our pipeline, our increasing sales capacity, major product releases in our core markets, as well as the significant interest we are seeing in our other products, such as Abortext and Integrity, we continue to be excited about our long-term growth opportunity,” said Heppelmann. “While we acknowledge that there continues to be uncertainty about the strength of the global economy, we remain committed to achieving our goal of 20% non-GAAP EPS CAGR through 2014.”

“For Q1, we are providing guidance of $305 to $320 million in revenue, which includes approximately $20 million in revenue from the MKS and 4CS businesses, including $2 million in non-GAAP revenue. We are expecting non-GAAP EPS of $0.28 to $0.32, which at the mid-point is an increase of 36% from $0.22 non-GAAP EPS in Q1’11, reflecting our commitment to driving operating leverage in our model. From a revenue perspective, we are expecting approximately $80 to $95 million in license revenue in Q1, with combined services and non-GAAP maintenance revenue of approximately $225 million, resulting in approximately 14% to 20% year-over-year growth in total non-GAAP revenue.”  For Q1, the GAAP revenue target is $308.5 to $318.5 million and the GAAP EPS target is $0.15 to $0.19.

The Q1 guidance assumes a non-GAAP tax rate of 24%, a GAAP tax rate of 20% and 121 million diluted shares outstanding.  The Q1 non-GAAP guidance excludes approximately $2 million for the effect of purchase accounting on acquired MKS deferred maintenance revenue, $13 million of stock-based compensation expense, $9 million of acquisition-related intangible asset amortization expense, any acquisition-related expenses, and their related income tax effects.

Glidden concluded, “Looking to the full year FY’12, we are targeting non-GAAP revenue growth of 14% to 15%. We expect MKS and 4CS to contribute approximately $90 to $100 million in revenue for the full year, including $3 million in non-GAAP revenue. We expect MKS and 4CS to be slightly accretive to FY’12 non-GAAP EPS. We are expecting license revenue growth of approximately 20%, services revenue growth of 14% and non-GAAP maintenance revenue growth of 11%. Our FY’12 non-GAAP EPS target of $1.48 to $1.52 reflects incremental sales expense as we continue to ramp sales capacity. We will continue to balance investments to support future growth with our commitment to 20% non-GAAP EPS growth.”  For FY’12, the GAAP EPS target is $1.00 to $1.04.

The FY’12 targets assume a non-GAAP tax rate of 24%, a GAAP tax rate of 20% and 121 million diluted shares outstanding.  The FY’12 non-GAAP guidance excludes approximately $3 million for the effect of purchase accounting on acquired MKS deferred maintenance revenue, $51 million of stock-based compensation expense, $37 million of acquisition-related intangible asset amortization, any acquisition-related expenses, and their related income tax effects.

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Q4 Earnings Conference Call and Webcast
Prepared remarks for the conference call have been posted to the investor relations section of our website.  The prepared remarks will not be read live; the call will be primarily Q&A.

What:	PTC Fiscal Q4 Conference Call and Webcast

When:	Thursday, October 27th, 2011 at 8:30 am (ET)

Dial-in:	1-800-857-5592 or 1-773-799-3757 Call Leader: James Heppelmann Passcode: PTC

Webcast:	www.ptc.com/for/investors.htm

Replay:
The audio replay of this event will be archived for public replay until 4:00 pm (CT) on
November 1, 2011 at 1-866-566-0573.  To access the replay via webcast, please visit www.ptc.com/for/investors.htm.

Important Information About Non-GAAP References
PTC provides non-GAAP supplemental information to its financial results.  Non-GAAP revenue, operating expenses, margin and EPS exclude the effect of purchase accounting on the fair value of the acquired deferred maintenance balance of MKS Inc., stock-based compensation expense, amortization of acquired intangible assets, acquisition-related expenses, certain foreign currency transaction losses, and the related tax effects of the preceding items and any one-time tax items.  We use these non-GAAP measures, and we believe that they assist our investors, to make period-to-period comparisons of our operational performance because they provide a view of our operating results without items that are not, in our view, indicative of our core operating results. We believe that these non-GAAP measures help illustrate underlying trends in our business, and we use the measures to establish budgets and operational goals, communicated internally and externally, for managing our business and evaluating our performance. We believe that providing non-GAAP measures affords investors a view of our operating results that may be more easily compared to the results of peer companies.  In addition, compensation of our executives is based in part on the performance of our business based on these non-GAAP measures.  However, non-GAAP information should not be construed as an alternative to GAAP information as the items excluded from the non-GAAP measures often have a material impact on PTC’s financial results. Management uses, and investors should consider, non-GAAP measures in conjunction with our GAAP results.

Forward-Looking Statements
Statements in this press release that are not historic facts, including statements about our fiscal 2012 and other future financial and growth expectations and anticipated tax rates are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected.  These risks include the possibility that customers may not purchase our solutions when or at the rates we expect, the possibility the foreign currency exchange rates may vary from our expectations and thereby affect our reported revenue and expense, the possibility that we may not achieve the license, services or maintenance growth rates that we expect, which could result in a different mix of revenue between license, service and maintenance and could impact our EPS results, the possibility that strategic customer wins may not generate the revenue we expect, the possibility that new product releases may not generate the revenue we expect, the possibility that resource constraints could adversely affect our revenue, the possibility that our strategic investments may not generate the growth or revenues we expect, and the possibility that remedial actions relating to our previously announced investigation in China will have a material impact on our operations in China.  In addition, our assumptions concerning our future GAAP and non-GAAP effective income tax rates are based on estimates and other factors that could change, including the geographic mix of our revenue, expenses and profits and loans and cash repatriations from foreign subsidiaries. Other risks and uncertainties that could cause actual results to differ materially from those projected are detailed from time to time in reports we file with the Securities and Exchange Commission, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.

PTC, The Product Development Company, and all other PTC product names and logos are trademarks or registered trademarks of Parametric Technology Corporation or its subsidiaries in the United States and in other countries. All other companies referenced herein are trademarks or registered trademarks of their respective holders.

About PTC (www.ptc.com)
PTC (Nasdaq: PMTC) provides discrete manufacturers with software and services to meet the globalization, time-to-market and operational efficiency objectives of product development. Using the company’s PLM and CAD and related solutions, organizations in the Industrial, High-Tech, Aerospace/Defense, Automotive, Retail/Consumer and Life Sciences industries are able to support key business objectives such as reducing costs and shortening lead times while creating innovative products that meet customer needs and comply with industry regulations.

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PARAMETRIC TECHNOLOGY CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30, 2011		September 30, 2010	
ASSETS				
Cash and cash equivalents	$	167,878	$	240,253
Accounts receivable, net		230,220		169,281
Property and equipment, net		62,569		58,064
Goodwill and acquired intangible assets, net		835,411		546,440
Other assets		333,604		293,026
Total assets	$	1,629,682	$	1,307,064
LIABILITIES AND STOCKHOLDERS' EQUITY				
Deferred revenue	$	294,324	$	245,840
Borrowings under revolving credit facility		200,000		-
Other liabilities		312,668		313,920
Stockholders' equity		822,690		747,304
Total liabilities and stockholders' equity	$	1,629,682	$	1,307,064